UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 2, 2011


TOOTSIE ROLL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its charter)


        Virginia          001-01361        22-1318955
(State or Other Jurisdiction   (Commission       (I.R.S. Employer
       of Incorporation)        File Number)     Identification No.)


7401 South Cicero Avenue, Chicago, Illinois  60629
(Address of Principal Executive Offices)   (Zip Code)


(Registrant's Telephone Number, Including Area Code) 773-838-3400

                               Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
            (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
            (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
            Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
            Act (17 CFR 240.13e-4(c))



Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Tootsie Roll Industries, Inc. ("Company") on May 4, 2011 ("Original 8-K") and completes disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders, regarding the results from the Company's 2011 Annual Meeting of Shareholders held on May 2, 2011. This Amendment No. 1 discloses the results of Proposals 3 and 4 which were inadvertently omitted from the Original 8-K. Except for the foregoing, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. Accordingly, this Amendment No. 1 should be read in conjunction with the Original 8-K.


Item 5.07 Submission of Matters to a Vote of Security Holders.

Proposal 3 - Approve, on an advisory basis, the compensation of the named executive officers of the Company.

Votes For          Votes Against        Abstentions        Broker Non-Vote

222,328,387         4,011,900             2,542,600            6,167,761



Proposal 4 - Recommend, on an advisory basis, that votes of the shareholders on executive compensation be held every one, two or three years.

Votes cast for this proposal were as follows:

Every Year  Every Two Years  Every Three Years  Abstentions  Broker Non-Vote

35,675,990      349,195         190,234,781      2,622,612      6,167,766






                                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                TOOTSIE ROLL INDUSTRIES, INC.

June 3, 2011                    By:  /s/ G. Howard Ember
                              Name:  G. Howard Ember
                             Title:  V.P. Finance and Chief
                                     Financial Officer